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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of (1) our reports dated February 29, 2012, relating to the consolidated financial statements of Copano Energy, L.L.C. and the effectiveness of Copano Energy, L.L.C.'s internal control over financial reporting and (2) our reports dated February 29, 2012, relating to the financial statements of Bighorn Gas Gathering, L.L.C., Fort Union Gas Gathering, L.L.C., and Eagle Ford Gathering LLC, all appearing in the Annual Report on Form 10-K of Copano Energy, L.L.C. for the year ended December 31, 2011, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such registration statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

October 18, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM